As filed with the Securities and Exchange Commission on June 17, 2020.

Registration Statement No. 333-235933

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 6 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aditx Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	82-3204328
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Aditx Therapeutics, Inc.

11161 Anderson Street

Suite 105-10014

Loma Linda, CA 92354

(909) 488-0844
(Address and telephone number of registrant’s principal executive offices)

Amro Albanna

Aditx Therapeutics, Inc.

Chief Executive Officer

11161 Anderson Street

Suite 105-10014

Loma Linda, CA 92354

(909) 488-0844
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard A. Friedman Alexander T. Yarbrough Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Telephone: (212) 653-8700 Facsimile: (212) 653-8701	Ralph V. De Martino Cavas S. Pavri Schiff Hardin LLP 901 K Street NW, Suite 700 Washington, DC 20001 Telephone: (202) 778-6400 Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:     ☒

If this Form is filed to register additional securities for a registration statement pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Maximum Aggregate Offering Price(1) (2)	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	$12,017,500	$1,560
Warrants to purchase common stock, par value $0.001 per share (3)
Shares of common stock issuable upon exercise of the Warrants	$12,017,500	$1,560
Underwriter’s unit purchase option (4)
Common Stock underlying underwriter’s unit purchase option (4)	$721,050	94
Warrants underlying Underwriter’s unit purchase option (3)
Common Stock underlying warrants included in Underwriter’s unit purchase option (4)	$721,050	$94
Total	$25,477,100	$3,308	*

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	No fee is required pursuant to Rule 457(i) under the Securities Act.

(4)	We have agreed to issue upon the closing of this offering, a unit purchase option to the representatives of the underwriters entitling it to purchase up to 6% of the aggregate shares of common stock units sold in this offering. The exercise price of the unit purchase option is equal to 125% of the public offering price of the common stock units offered hereby. The unit purchase option is exercisable commencing six (6) months after the date of effectiveness of this Registration Statement and will terminate five (5) years after the date of effectiveness of this Registration Statement.

*	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

Aditx Therapeutics, Inc. (the “Registrant”) is filing this Amendment No. 6 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No.333-235933) (the “Registration Statement”) to file Exhibits 1.1, 4.2, 4.3, 5.1, and 23.2 (which is included in Exhibit 5.1). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, and Exhibits 1.1, 4.2, 4.3, 5.1, and 23.2 (which is included in Exhibit 5.1). The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

 Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1+	Amended and Restated Certificate of Incorporation
3.2+	Bylaws, as currently in effect
3.3+	Amended and Restated Bylaws, to be effective upon the closing of the Company’s initial public offering
4.1+	Form of Company’s common stock certificate
4.2	Form of Warrant Agent Agreement
4.3	Form of Underwriter’s Unit Purchase Agreement
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1+	Form of Promissory Note issued to Sekris Biomedical, Inc.
10.2+	Warrant, dated March 8, 2018, issued to Sekris Biomedical, Inc.
10.3+	Form of Private Placement Subscription Agreement
10.4+	Patent Licensing Agreement, dated February 3, 2020
10.5+	Patent and Technology License Agreement, dated March 15, 2018 between Loma Linda University and Aditx Therapeutics, Inc.
10.6+	2017 Equity Incentive Plan and forms of award agreements thereunder
10.7+	Consulting Agreement, dated March 1, 2018 between Aditx Therapeutics, Inc. and Canyon Ridge Development LLC d/b/a Mission Critical Solutions International
10.8+	Form of July 2018 Securities Purchase Agreement
10.9+	Form of July 2018 Note
10.10+	Form of April 2018 Promissory Note
10.11+	Form of March 2019 Promissory Note
10.12+	Form of October 2019 Securities Purchase Agreement
10.13+	Form of October 2019 Note
10.14+	Form of January 2020 Note Purchase Agreement
10.15+	Form of January 2020 Private Placement Promissory Note
23.1+	Consent of dbbmckennon
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page)
99.1+	Consent of Namvar Kiaie to be named as a director upon completion of the offering
99.2+	Consent of Laura Anthony to be named as a director upon completion of the offering

+	Previously filed.

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Loma Linda, State of California, on the 17th day of June, 2020.

Aditx Therapeutics, Inc.

By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Amro Albanna	Chief Executive Officer, President, and Director	June 17, 2020
Amro Albanna	(Principal Executive Officer)

*	Interim Chief Financial Officer	June 17, 2020
David Briones	(Principal Financial and Accounting Officer)

*	Chief Innovation Officer and Director	June 17, 2020
Shahrokh Shabahang

*	Director	June 17, 2020
Brian Brady

* By:	/s/ Amro Albanna
Amro Albanna, Attorney-in-fact

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